Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated July 12, 2007 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Claymore/ Guggenheim Strategic Opportunities Fund  filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-138686).

/s/ERNST & YOUNG LLP

Chicago, Illinois
July 16, 2007